                                                                   Exhibit 10.15







                               LICENSE AGREEMENT

                              Dated June 24, 1997

                                    Between

                               Eddie Bauer, Inc.
                                 ("Licensor")

                                      and

                            Signature Eyewear, Inc.
                                 ("Licensee")







       Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933.

                                                                   EXHIBIT 10.15

                               LICENSE AGREEMENT

     THIS AGREEMENT is effective as of the 24th day of June, 1997, by and between Eddie Bauer, Inc, a Delaware corporation, with a principal place of business at 15010 N.E. 36th Street, Redmond, Washington 98052, U.S.A. ("Licensor") and Signature Eyewear, Inc., a California corporation, with a principal place of business at 498 N. Oak Street, Inglewood, California 90302 ("Licensee").

     In consideration of the mutual covenants herein contained, the parties agree as follows:

1.   Definitions.

     For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

     "Claim" shall mean any claim, demand, action, suit or proceeding.

     "Contract Quarter" shall mean a three-month period ending on the last day of the third, sixth, ninth and twelfth full calendar months of a Contract Year.

     "Contract Year" shall mean a period from January 1 to December 31. The first Contract Year is 1998.

     "Exploit" shall mean manufacture, advertise, market, merchandise, promote, publicize, sell, use, market or distribute, and "Exploitation" shall have a correlative meaning.

     "License" shall mean the exclusive right to use the Licensed Mark in the Exploitation of Products throughout the world during the Term.

     "Licensed Mark" shall mean "Eddie Bauer". The Licensed Mark may be used only in the form set forth in Exhibit "B" to this Agreement, and such other form as may be approved from time to time by Licensor.

     "Licensed Products" shall mean Products containing the Licensed Mark.

     "Minimum Net Sales" in any Contract Year shall mean the amount specified as the Minimum Net Sales as set forth in Exhibit "C" to this Agreement.

     "Minimum Royalty" shall mean the guaranteed minimum annual royalty payable by Licensee to Licensor each Contract Year as set forth in Exhibit "C" to this Agreement.

     "Net Sales" during any period shall mean (a) the sum of the sales prices of all Licensed Products (net of invoiced discounts) invoiced to customers during such period, less (b) the sum of the sales prices previously included in Net Sales for Licensed Products returned by customers during such period less (c) the sum of all accounts which have become Uncollectible Accounts during the period (or a prior period, if no deduction for such accounts was taken during such prior period), plus (d) the sum of all amounts received by Licensee from customers during such period which were previously deducted from Net Sales as Uncollectible Accounts pursuant to subparagraph (c) above. It is understood that: (i) Licensee may from time to time deliver Licensed Products on consignment, and that such Licensed Products are not invoiced to customers until the end of the consignment period (assuming such Products are purchased by the customers); (ii) Net Sales do not include revenues from sales or distributions of point of purchase displays; (iii) Net Sales do not include amounts invoiced for sales, use, excise or other taxes, or freight, insurance or co-op advertising allowances; and (iv) Net Sales do not include revenue generated by the sale of cases, chains and cords to the customer which are not sold by the customer for retail sale. Net Sales do include revenue generated by the sale of cases, chains and cords to the customer which are sold by the customer at retail.

     "Person" shall mean any individual, corporation, association, partnership, or limited liability company, trust or other entity.

     "Products" shall have the meaning set forth in Exhibit "A".

     "Shareholders" shall mean Bernard Weiss, Julie Heldman, Robert Fried, Robert Zeicheck, Michael Prince, Daniel Warren and Edward Weiner, who are all of the shareholders of Licensee as of the date of this Agreement.

     "Sunwear" shall mean ready-to-wear sunglasses, sunglass cases, chains and cords.

     "Term" shall mean the duration of the License, as determined pursuant to
Section 3 hereof.

     "Territory" shall mean the countries and jurisdictions identified in Exhibit "E" to this Agreement and such other countries or jurisdictions as Licensor and Licensee may from time to time agree (which agreement shall be evidenced by an amended Exhibit "E").

     "Transfer" shall mean to sell, assign and/or transfer.

     "Uncollectible Account" shall mean an account in an amount in excess of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and which either: (a) one or more unpaid invoices have been outstanding for more than one year or (b) the customer is excused from paying its debt to Licensee by the entry of an order in a bankruptcy case filed by or against such customer.

2.   Grant of License.

     2.1 Licensor hereby grants the License to Licensee, and Licensee hereby accepts the License. Licensee acknowledges and agrees that it may Exploit the Licensed Mark only in the Territory.

     2.2 Licensee shall not have the right to sub-license, share, convey, transfer, assign or encumber the License to any Person without the written consent of Licensor.

     2.3 Licensee acknowledges and agrees that the License is applicable only to Products. Licensor reserves the right to Exploit and to grant to other Persons the right to Exploit the Licensed Mark on any products other than Products. Nothing in this Agreement shall preclude Licensor from using the Licensed Mark in connection with the sale by Licensor of any type of Sunwear.

3.   Term.

     3.1 The License shall be in effect from the date first written above to December 31, 2002, or such later date as may be determined in accordance with
Section 3.2, if not sooner terminated pursuant to the terms of this License.

     3.2 If not earlier terminated, Licensee may renew this License for two consecutive three-year terms upon written notice of intent to renew no sooner than 150 days and no later than 90 days prior to the expiration of the Term, or any extension thereof. Provided, however, that at Licensor's option, the License
                       --------  -------
shall not be renewed if: (i) Licensee is in material breach of this Agreement: and (ii) within 30 days of receipt of such renewal notice, Licensor notifies Licensee in writing that it elects not to permit renewal of the License as a result of such material breach (which notice specifies in reasonable detail the nature of such breach); and (iii) Licensee fails to cure and correct such breach within 30 days of receipt of such notice. Any such renewal shall be on the same terms as this License, however, during any renewal period Licensee shall pay a royalty of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of all net sales made directly to customers and CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of all Net Sales made to distributors, and shall be subject to Paragraph 3.7 below.

     3.3 This Agreement may be terminated by the non-breaching party due to a material breach of any of the terms or provisions of this Agreement, provided written notice of such material breach is given to the breaching party and the breaching party fails to cure such breach within thirty (30) days of receipt of such notice.

     3.4 Termination of this Agreement shall not relieve any of the parties of its then outstanding and unfulfilled obligations or liabilities under this Agreement, including without limiting the generality of the foregoing, any obligation related to the payment of royalties to

Licensor. On the effective date of the termination of this Agreement, all rights of the Licensee under this Agreement shall terminate and Licensee shall cease to use the trademarks, trade names and symbols of the Licensor, except that for a period of twelve (12) months from the effective date of termination Licensee may continue to sell stock on hand or which has been ordered prior to termination.

     3.5 Upon the effective date of termination of this Agreement, Licensee shall assign to Licensor any and all right in the Licensed Marks which were used in connection with the sale of the Products or which may have accrued by Agreement, operation or otherwise and shall not thereafter use the Licensed Marks, "Eddie" and/or "Bauer" or a confusingly similar word or mark as a trademark or otherwise. On termination of this Agreement for whatever reasons, Licensee shall consent, and agrees to execute such documents to evidence such consent, to the cancellation of any registration of Licensee as a registered user or licensee of any trademarks incorporating "Eddie" and/or "Bauer".

     3.6 Licensor may terminate the License by written notice to Licensee within 30 days of a Change of Control, unless Licensor shall have approved the Change of Control. Licensor shall be deemed to have approved a Change of Control if Licensor shall have received a written notice of a proposed Change of Control, and shall have approved such proposed Change of Control in writing or shall have failed to deliver notice of disapproval within 20 days of receipt of such written notice of the proposed Change of Control. A "Change of Control" with respect to Licensee shall be deemed to occur if any Person (other than an underwriter in a public offering or a parent corporation of Licensee formed after the date hereof) acquires at least 30% of the outstanding voting securities of Licensee (or, if applicable, the parent corporation of Licensee) and is the largest shareholder of Licensee (or, if applicable, the parent corporation of Licensee). For this purpose, the Shareholders (and any family trust, under which a Shareholder, or a member of a Shareholder's immediate family, is a beneficiary, to which a Shareholder's shares have been transferred) shall be deemed to be one shareholder.

     3.7 Any failure by Licensee to generate the Minimum Net Sales for the Contract Year ending December 31, 2000, or any Contract Year thereafter, shall not constitute a material breach under Paragraph 3.2 of this Agreement. However, Licensor shall have the right to renegotiate the Minimum Net Sales and the Minimum Royalty (a) for the first three-year renewal term, if Net Sales for the
                    -------------------------------------
Contract Year ending December 31, 2000, and Net Sales for either of the two subsequent Contract Years, are less than the Minimum Net Sales, or (b) for the
                                                                       -------
second three-year term, if Net Sales for any two Contract Years of the first
----------------------
three-year renewal term shall be less than the Minimum Net Sales. Licensor may exercise its right to renegotiate upon written notice to Licensee delivered not more than 30 days after receiving Licensee's renewal notice under Section 4.2. In the event the parties do not agree upon renegotiated terms by the end of the then current Term after having exercised good faith, Licensor may refuse to renew the Term or terminate the License.

4.   Royalty Payment

     4.1 Within 30 days following the end of each Contract Quarter (starting with the Contract Quarter in which this License is executed) during each Contract Year, Licensee shall pay to Licensor in United States dollars as a royalty an amount equal to the greater of: (a) the Minimum Royalty or (b) an amount equal to the actual royalty as determined by the formula set forth in Exhibit C, less any Minimum Royalty accrued and paid for the Contract Year. For purposes of this Agreement, the Minimum Royalty for any Contract Year shall be deemed to accrue in four equal quarterly installments as of the last day of each Contract Quarter for such Year. Such payments shall deduct any amount required by the U.S. Internal Revenue Code.

     4.2 Account statements of Net Sales shall be presented to Licensor within 30 days following the last day of each Contract Quarter, commencing the Contract Quarter in which Licensee first has Net Sales. The royalty payment in the case of sales in foreign currency will be determined in such currency and paid at the exchange rate current on the date the invoice is paid. Any payment not made when due shall bear interest from the date that such payment was payable until paid at a rate equal to the lesser of (i) corporate base rate announced by Harris Bank in Chicago, Illinois plus two percent (2%) per annum, or (ii) the maximum amount permitted by law.

     4.3 Licensee shall keep separate records pertaining to each frame style of the Licensed Products sold by Licensee. Account statements for each Contract Year shall be reviewed by Licensee's certified public accountant and such accountant shall deliver a statement in the form of Exhibit F on or before March 31 of the year succeeding the Contract Year for which the statement is given. Any costs thereof are to be borne by Licensee. Licensor has the right, upon reasonable notice, to audit the books and records of Licensee in connection with Licensee's sale of the Licensed Products at least once per Contract Year but no more than once in a six month period. Licensee shall make such books and records available to Licensor upon such reasonable notice. The cost of such audit shall be borne by Licensor.

     4.4 Where tax at source, such as withholding tax, is payable by Licensee under the taxation laws of any country within the Territory, a sum equivalent to such tax payable shall be paid to Licensor at the same time as the royalty payments hereunder, unless Licensor receives documentation sufficient for Licensor to recover any taxes deducted. A sum equal to any withholding tax which has been paid by Licensee to Licensor which is subsequently recovered by Licensor will be paid by Licensor to Licensee after such tax has been recovered.

          Insofar as it is possible under the relevant double tax conventions or treaties for Licensor to obtain an exemption from the withholding of tax at source, Licensor shall be entitled to apply to the appropriate taxation authority in the country concerned for the relevant certificate of exemption. Licensee shall use its best efforts to assist Licensor in applying for such exemption.

          If royalty payments hereunder are subject to turnover or sales taxes (for example, value added tax) in a country within the Territory or in the country of residence of Licensor and Licensor is liable for paying such tax, a sum equal to the tax shall be paid to Licensor by Licensee at the same time as the royalty payment in order to compensate for such taxes. If such laws relating to these taxes provide that payments in respect of same shall not be paid directly to Licensor, then such sum equal to the tax shall be paid to the competent taxation authority by Licensee on behalf of Licensor.

     4.5 It is understood that under no circumstances shall Licensee be responsible for, or be obligated to reimburse Licensor for, federal, state or local income taxes, in any taxing jurisdiction, payable by Licensor with respect to royalties.

5.   Licensor's Warranties and Representations.

     5.1 Licensor is the sole and exclusive owner (legal and beneficial) of the Licensed Mark in any and all forms and embodiments thereof with respect to Products anywhere in the world and to the goodwill attached the Licensed Mark. Licensor has the sole and exclusive right to use the Licensed Mark as a trademark or otherwise in connection with the Exploitation of Products anywhere in the World. Licensor has not Transferred to any Person the right to use the Licensed Mark in connection with the Exploitation by third parties of Products anywhere in the world. Upon Licensee's request, Licensor shall furnish registrations of or documents evidencing the rights of the Licensor in the Licensed Mark at Licensee's cost and expense.

     5.2 Licensor warrants that Licensee's use of the Licensed Mark in the Exploitation of Licensed Products will not infringe any copyright, trademark, trade name, trade secret, know-how or license right of any Person. Licensor agrees to indemnify, reimburse and hold Licensee harmless from and against (i) Claims of any Person alleging infringement of any intellectual property right, unfair competition or unauthorized use, relating to the use of the Licensed Mark, and (ii) any damages, losses, judgements, settlements, liabilities, costs or expenses, including reasonable attorney fees, paid or incurred by Licensee in connection with such Claims. This indemnity shall survive the term of this Agreement.

6.   Licensee's Warranties and Representations.

     6.1 Licensee warrants that it will not enter into any license agreement or other arrangement similar to this Agreement for Products during the Term with any of the following competitors of Licensor: Lands End, R.E.I., J. Crew, LL Bean, Patagonia, The Gap, Abercrombie & Fitch, or any other entity which Licensor reasonably designates by written notice to Licensee, at any time during the Term, to be a competitor of Licensor with a business similar to the current business of Licensor and/or the foregoing entities.

     6.2 Licensee warrants that it will budget and spend for advertising, merchandising and marketing (including point of purchase displays and sales incentives) of the Licensed Products in U.S. dollars at least $CONFIDENTIAL INFORMATION OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION prior to the end of the first Contract Year and $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION during the second Contract Year. Licensee's advertising and marketing budget for each additional Contract Year will be as the parties shall agree but not less than $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.   Confidentiality.

     7.1 In connection with this Agreement, each party will be provided, and will have access to, certain Confidential Information of the other party. Each party acknowledges and understands that the other party's Confidential Information is a valuable asset and property of such other party, and that such other party could suffer irreparable harm from the disclosure of all or any of such Confidential Information to other Persons. Accordingly, each party agrees, on behalf of itself and its directors, officers, employees, agents and advisors (collectively, "Representatives"), except as required by law, (i) to hold all of such other party's Confidential Information in strict confidence and to treat such other party's Confidential Information with at least the same degree of protection afforded its own confidential information, (ii) not to disclose any of such Information to third parties without the specific prior written consent of such other party, and (iii) not to use any such Confidential Information except for purposes absolutely necessary to the performance of its obligations and the protection of its rights under this Agreement. Each party shall be responsible for, and shall indemnify and hold the other party harmless from, any losses, costs, expenses and damages incurred or suffered by such other party arising or resulting from the breach of these covenants by such party or any of its Representatives.

     7.2 "Confidential Information" includes confidential and/or proprietary information such as business plans, marketing plans, projections, financial statements and data, contracts, customers, know-how, designs, operating methods, employees and ownership information.

          "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the other party or its Representatives; or (ii) was available to the other party on a non-confidential basis prior to its disclosure to the other party as evidenced by documents in the other party's files; (iii) is obtained from third parties not subject to a similar duty to maintain such information as confidential.

     7.3 If a party or any of its Representatives is legally required to disclose any Confidential Information of the other party (other than such Confidential Information subject to Section 7.5 below), such party shall promptly notify the other party of such requirements so that the other party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, or that a party grants a waiver hereunder, such other party or its Representatives may furnish that portion (and only that portion) of the Confidential Information which such party or its Representative is legally compelled to disclose, and such party shall use its best efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished. In no event shall a party or any of its Representatives oppose any action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     7.4 No party may issue a press release regarding this Agreement or the subject matter hereof without the prior consent of the other party.

     7.5 Licensee has advised Licensor that it intends, in the immediate future, to file a registration statement with the Securities and Exchange Commission ("SEC") to issue and sell capital stock in an underwritten public offering. In connection with such registration statement, and thereafter assuming Licensee becomes a "public company" subject to disclosure and reporting obligations under federal and state securities laws, Licensee may be required to disclose the License and information regarding the License, including sales of Licensed Products. Except as provided below, the parties agree not to disclose, and to maintain as confidential, the royalty rate, the Minimum Royalty, Minimum Net Sales requirements and the amount of royalties paid under this Agreement (the "Non-Public License Information"). In this regard, if Licensee believes it is required by law, based upon the advice of counsel, to file a copy of this License with the SEC, Licensee shall request and make every reasonable effort to obtain confidentiality of the Non-Public License Information for the initial term, and shall thereafter request and make every reasonable effort to obtain an extension of the confidentiality order for any renewal term of the License and for the period subsequent to termination or expiration of the Term or renewal term. However, Licensor acknowledges and agrees that Licensee shall not be in breach of this Agreement as a result of the filing of this Agreement if the SEC does not issue a confidentiality order regarding the Non-Public License Information (or any portion thereof) so long as Licensee makes every reasonable effort to obtain the confidentiality order.

     7.6 Neither Licensor nor Licensee may provide the License Agreement to any third party or disclose the terms and conditions of the License Agreement to any third party except: (a) if legally required pursuant to subpoena or legal process, in which event the provisions of Section 7.3 shall apply; (b) to persons providing or proposing to provide debt or equity financing, underwriters and/or broker dealers arranging or proposing to arrange for debt and/or equity financing, or potential acquirers, provided, in each case, that such person is under a confidentiality obligation with respect to such information; and, (c) pursuant to Section 7.5.

8.   Licensee's Responsibilities.

     8.1 Licensee will procure and maintain during the Term and for one year thereafter Comprehensive General Liability Insurance with limits not less than $5,000,000 for personal injury per occurrence and $1,000,000 for property damage per occurrence, and Professional Liability Insurance (Errors and Omissions), including but not limited to coverage for optical related services and contractual liability specifically covering the indemnity of this Agreement.

          All Insurance shall be with a company reasonably acceptable to Licensor with a "Best" rating of at least "A-VII." All liability insurance policies shall name Licensor as an additional insured and shall include a severability of interest clause with respect to claims, demands, suits, judgments, costs, charges, and expenses arising out of, or in connection with any loss, damage, or injury resulting from the negligence or other fault of Licensee, its agents, representatives, employees and subcontractors. Licensee shall furnish Licensor with a certificate of insurance showing that such insurance is in effect. The policies will include a clause stating that the insurance will not be canceled or reduced without at least thirty (30) days prior written notice to Licensor. If any policy is so canceled, Licensor may terminate this Agreement on 24 hours notice.

     8.2 Licensee agrees to protect, defend, hold harmless and indemnify Licensor, from and against any and all expenses, claims, actions, liabilities, reasonable attorney's fees, litigation costs and expenses, damages, and losses of any kind whatsoever (including without limitation of the foregoing, accidental death of, or injury to, persons or damage to property, claims of infringement of intellectual property rights, including copyrights, trademark, trade dress and/or patent claims), actually or allegedly suffered by any person, persons, product, customers or property arising in any way out of, or incidental to, the Licensed Products or this License, provided, however, that this indemnification shall not extend to claims against Licensor which, if made against Licensee, would obligate Licensor to indemnify and defend Licensee pursuant to Section 5.2 of this License. Licensee shall promptly notify Licensor of any suit or threat of suit as to which Licensor or Licensee may have obligations under this License and be given reasonable opportunity to defend the same. Licensee shall cooperate with Licensor with regard to the defense of any such suit or threatened suit and Licensor shall have authority to settle or otherwise dispose of any such suit or threatened suits, and to appeal any judgement which may be entered. In addition, if Licensee is advised or otherwise learns that another party is infringing upon Licensor's intellectual property rights, Licensee will immediately advise Licensor by written notice. This indemnity shall survive the term of this Agreement.

     8.3 All costs and expenses associated with the design, manufacture, development, advertising, marketing and interactive media of Licensed Products shall be the responsibility of Licensee, including but not limited to the marketing and distribution of Licensed Products through any catalog of the Licensor.

     8.4 Licensee will extend and offer all of Licensor's employees and dependents of employees a discount of not less than CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% off the suggested retail purchase price of all Licensed Products.

     8.5 Licensee will appoint and identify an exclusive Brand Manager for all Products. The duties of the Brand Manager shall include those set forth in Exhibit D.

     8.6 The content and presentation of all designs, advertising, marketing, and promotional materials for the Licensed Products, and the use of the Licensed Mark with

Licensed Products and such materials shall be subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld. Licensor will advise Licensee of its objections to any original materials within
(10) ten business days of receipt thereof, and objections to any revised materials will be submitted by Licensor within five (5) days of receipt thereof. Failure to object within the specified time periods shall be deemed approval. Licensee will send to Licensor one (1) copy of the line sheets and one (1) sample of each style of Licensed Products, promotional materials and advertising which features or references the Licensed Products or any variation of Licensor's name or mark. No materials will be distributed which have not been approved by Licensor.

     8.7 Licensee agrees to extend to its customers of Licensed Products a high level of guarantee and service and to use its best efforts to utilize the highest level of quality and technology, consistent with the cost and wholesale price of the Licensed Products, in the design and manufacturing process of Products which is available in the Product industry.

     8.8 Licensee agrees to assume liability and to reimburse Licensor for all costs associated with Licensed Products which may be returned for any reason directly to Licensor, and its channels of distribution.

     8.9 Licensor will work with Licensee to develop merchandising and incentive programs. Licensor will sell its goods to Licensee for that purpose on either a cost-plus or best price basis. Licensee will bear all costs and expenses relating to these programs.

     8.10 Licensor shall register the Licensed Mark for use in connection with Products in each country in which Licensee markets and sells Licensed Products at the sole cost and expense of Licensee. Licensee shall notify Licensor of each country in which it intends to market and sell the Licensed Products sufficiently in advance for timely registration. Licensee shall not be obligated to pay for registration of the Licensed Mark in any country with respect to which it reasonably determines that the benefits would not justify the costs of registration; provided, however, that Licensee shall inform Licensor of such determination. If Licensor advises Licensee that it disagrees with Licensee's determination, Licensee shall either pay for registration or not sell or distribute (and/or cause not to be distributed by its customers) in such country.

     8.11 If Licensee becomes aware of any infringement by any Person of the Licensed Mark with respect to Products in the Territory, Licensee shall, at its cost and expense, attempt by written demand to obtain the prompt voluntary cooperation of such infringing party to cease such infringement. If such written demand does not cause such infringing party to cease such infringement, Licensee shall:

          a. With respect to the United States and its territories and possessions and those foreign countries where gross annual sales are greater than $500,000.00, advise Licensor, and the parties shall jointly commence and prosecute to conclusion by final judgment or settlement, an action to stop the infringement unless both parties agree not to prosecute such action. All costs and expenses of any such action shall be borne 75% by Licensee and 25% by Licensor;

          b. With respect to those countries where gross annual sales are less than $500,000.00, advise Licensor, and the parties shall mutually agree upon whether to jointly commence (and prosecute to conclusion by final judgment or settlement) an action to stop the infringement. All costs and expenses of any such action shall be borne 75% by Licensee and 25% by Licensor. In the event the parties cannot agree, either party may prosecute such an action at its sole cost and expense. The other party shall cooperate in the prosecution of such action at no cost.

9.   General Provisions

     9.1 Upon request with reasonable notice, at any time during normal business hours, Licensor shall have the right to inspect all suppliers and manufacturers of Licensed Products to verify that Licensor's business and product standards are being observed. Licensee agrees to use the Licensed Mark only with Products which, at a minimum, have been manufactured in accordance with the same or better standards used on similar products made for Licensor and consistent with the image of products offered through Licensor's catalogs and stores.

     9.2 Licensee agrees that all Licensed Products shall meet or exceed all legally applicable laws, standards, regulations and guidelines in jurisdictions where sold.

     9.3 Labeling on all Licensed Products shall comply with Licensor's specifications, and the laws, rules and regulations (including FTC rules and regulations) of the jurisdictions where the Licensed Products are sold. Any additional labeling or changes (if not required by law) must be approved by Licensor.

     9.4 Each party shall immediately inform the other party of any information pertaining to claims of rights of third parties pertaining to the Licensed Mark and its use in the Territory.

     9.5 This Agreement shall be governed by the laws of the State of Washington and of the federal laws of the U.S.A.

     9.6 This Agreement represents the complete agreement of the parties and replaces any prior agreement concerning the Licensed Mark, and the parties agree that they have not executed this Agreement based upon any promise, representation or warranty not expressly set forth in this Agreement.

     9.7 No amendment or modification hereof shall be effective unless agreed to in writing by the party against whom enforcement is sought.

     9.8 Nothing in this Agreement shall be construed to or cause either party to be deemed the agent or representative of the other party. Neither party shall so hold itself out nor shall either party be liable or bound by any act or omission of the other party.

     9.9 Failure of either party at any time to enforce any provision of this Agreement shall not affect the right of that party to seek or require full performance, nor shall the waiver by either party of a breach hereunder be construed to be a waiver of any further or similar breach of any other or the same provision.

     9.10 Licensor requires and Licensee warrants that all Licensed Products shall be manufactured and/or produced in accordance with all applicable laws, rules and regulations in the country where the Licensed Products are manufactured, including, but not limited to, such laws, rules and regulations related to minimum age of employment, minimum wages, forced labor, safety, sanitation, building codes and working conditions. Licensee shall adopt a program to ensure that each manufacturing facility and/or other vendor or subcontractor (collectively "Manufacturer") complies with the aforesaid. At a minimum, such program shall include a physical inspection of each Manufacturer and an interview with the owner and/or senior management of Manufacturer prior to the first performance of any work on the Licensed Products. A written report of the inspection signed by Licensee and setting forth the scope of the inspection and the results thereof shall be provided to Licensor as a condition precedent to Licensee's right to sell the Licensed Products produced by such manufacturer. Such inspections, together with a written report, shall be required at least once annually thereafter during the Term and any subsequent term, to ensure compliance. In the event Licensee fails to implement such a program, Licensor may, at its option, terminate the License and/or require Licensee to terminate its relationship with Manufacturer. In the event that it is determined by Licensor, or any other entity, whether or not a party to this License, and upon notice to Licensee, that a Manufacturer does not meet applicable laws, rules and/or regulations, Licensee shall demand such Manufacturer to come into compliance with such laws, rules and/or regulations within the sooner of 30 days of notice of such noncompliance or the time period required by the local governing body. In the event that such Manufacturer fails to comply, Licensee shall terminate its relationship with such Manufacturer, upon request of Licensor. In the event that Licensee fails to terminate its relationship with such Manufacturer, Licensor may, at its option, terminate this License. In no event shall Licensee or any Manufacturer utilize forced labor or establish a minimum age of employment below the age of completion of compulsory education in the applicable country.

     9.11 All notices required under this Agreement shall be addressed and delivered as follows:

          To Licensor:   Eddie Bauer, Inc.
                         15010 N.E. 36th Street
                         Redmond, WA 98052
                         Attn: Don Perinchief, Director of Licensing

                         Mailing Address:
                         P.O. Box 97000
                         Redmond, WA 98073

          With Copy to:  Spiegel, Inc.
                         Legal Dept.
                         3500 Lacey Road
                         Downers Grove, Illinois 60515

          To Licensee:   Signature Eyewear, Inc.
                         498 N. Oak Street
                         Inglewood, CA 90302
                         Attn: Chief Financial Officer

                         EDDIE BAUER, INC.
                         Licensor


                         By:  /s/
                             ------------------------------------

                         Title:  Exec. V.P., CFO
                                ---------------------------

                         Date:  6/23/97
                               -------------------------------

                         SIGNATURE EYEWEAR, INC.
                         Licensee


                         By:  /s/ Julie Heldman
                             -------------------------------

                         Title:  President
                                -------------------------------

                         Date:  6/24/97
                               -------------------------------

                                  EXHIBIT "A"
                                    PRODUCTS

As used in the License Agreement the term "Products" means Eyewear Frames, Eyeglasses, Eyeglass cases, chains and cords, all manufactured for use with prescription lenses including prescription sunglass lenses. Products does not include Sunwear.

This Exhibit is incorporated by reference in the License Agreement under date of June 24, 1997.



                         Approved:


                         By:  /s/
                             -----------------------------------

                         By:  /s/ Julie Heldman
                             -------------------------------

                                  EXHIBIT "B"
                             FORM OF LICENSED MARK


The Licensed Mark shall be the following as used in connection with prescription eyewear:

     .      Eddie Bauer, Inc.

     .      Eddie Bauer

     .      Eddie Bauer since 1920

     .      [LOGO] See Attached Exhibit B-1

     .      [LOGO] See Attached Exhibit B-1

This Exhibit is incorporated by reference in the License Agreement under date of June 24, 1997.

                         Approved:


                         By:  /s/
                             -----------------------------------

                         By:  /s/ Julie Heldman
                             -------------------------------

                                  EXHIBIT "C"
                                ROYALTY SCHEDULE

     The following royalty rate shall apply to the License Agreement during the initial Term:

        Annual Net Sales                           Royalty Rate
---------------------------------   -------------------------------------------
0 to $CONFIDENTIAL INFORMATION      CONFIDENTIAL INFORMATION
OMITTED AND FILED SEPARATELY        OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND             WITH THE SECURITIES AND
EXCHANGE COMMISSION                 EXCHANGE COMMISSION% of total Net
                                    Sales (Net Sales as defined in the License
                                    Agreement)

$CONFIDENTIAL INFORMATION           CONFIDENTIAL INFORMATION
OMITTED AND FILED SEPARATELY        OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND             WITH THE SECURITIES AND
EXCHANGE COMMISSION and above       EXCHANGE COMMISSION% of total Net
                                    Sales

     An additional CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of Total Net Sales shall be paid on all sales made directly to Distributors.

     In the event of renewal of the License Agreement after the initial term, the Royalty shall be as set forth in the License Agreement for the Renewal Term.

Minimum Royalty Schedule
------------------------

There shall be minimum Royalty as follows for the Term, including any Renewal Terms as follows:

Contract Year            Minimum Net Sales           Minimum Royalty
=========================================================================
1997                 $CONFIDENTIAL               $CONFIDENTIAL
                     INFORMATION                 INFORMATION OMITTED
                     OMITTED AND FILED           AND FILED SEPARATELY
                     SEPARATELY WITH THE         WITH THE SECURITIES AND
                     SECURITIES AND EXCHANGE     EXCHANGE COMMISSION
                     COMMISSION

1998                 $CONFIDENTIAL               $CONFIDENTIAL
                     INFORMATION                 INFORMATION OMITTED
                     OMITTED AND FILED           AND FILED SEPARATELY
                     SEPARATELY WITH THE         WITH THE SECURITIES AND
                     SECURITIES AND EXCHANGE     EXCHANGE COMMISSION
                     COMMISSION

1999                 $CONFIDENTIAL               $CONFIDENTIAL
                     INFORMATION                 INFORMATION OMITTED
                     OMITTED AND FILED           AND FILED SEPARATELY
                     SEPARATELY WITH THE         WITH THE SECURITIES AND
                     SECURITIES AND EXCHANGE     EXCHANGE COMMISSION
                     COMMISSION

2000 and each        $CONFIDENTIAL               $CONFIDENTIAL
Contract Year        INFORMATION                 INFORMATION OMITTED
thereafter           OMITTED AND FILED           AND FILED SEPARATELY
(INCLUDING ANY       SEPARATELY WITH THE         WITH THE SECURITIES AND
RENEWAL              SECURITIES AND EXCHANGE     EXCHANGE COMMISSION
TERMS)               COMMISSION

     Licensee agrees to pay Licensor $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION upon License Agreement signing, which shall be applied against the first royalties (minimum or actual) accruing in 1998.

     This Exhibit is incorporated by reference in the License Agreement under date of June 24, 1997.

                         Approved:


                         By:  /s/
                             ------------------------------------

                         By:  /s/ Julie Heldman
                             ------------------------------------

                                  EXHIBIT "D"
                         BRAND MANAGER JOB DESCRIPTION

This Exhibit is incorporated by reference in the License Agreement under date of


     See "Attachment to Exhibit D"


                         Approved:


                         By:  /s/
                             -----------------------------------

                         By:  /s/ Julie Heldman
                             -------------------------------

                           ATTACHMENT TO EXHIBIT "D"
                   EDDIE BAUER EYEWEAR BRAND JOB DESCRIPTION



I.  MAIN RESPONSIBILITY

     To actively coordinate the business of Eddie Bauer Eyewear frames, in close cooperation with the executives of each respective department, including product inventory, sales, customer service, marketing, finance, and merchandising.

II.  ADDITIONAL DUTIES AND RESPONSIBILITIES
     PRODUCT MANUFACTURING

     . Work with the import department to confirm frame quantities, colors, and sizing per the consensus of the design team.
     . Review frame purchase orders to ensure frame spec information has been relayed to the factories as specified.
     . Upon delivery of the frames from the factory - work with the design team to ensure that frames match original (signed-off) specs, including size, color, materials, etc.

     PRODUCT INVENTORY

     . Confirm product delivery from factories along with the import department to ensure prompt and on time delivery.
     . Monitor on-going product inventory levels to ensure sufficient inventory levels for rollout shipments.
     .    Frame analysis - determine which styles/skills are selling.
     . Weekly meeting with Import Manager to overview the entire Eddie Bauer frame inventory to decide reorders.
     . Update the import department on any accounts rolling out product different from the actual frame release date.

     MARKETING

     . Ensure that customer requests for marketing materials are delivered on time per the customer's specifications.
     . Confirm that sales program support materials are produced and delivered on time.
     .    Hand-carry all marketing projects through the internal approval process.
     .    Prepare frames for photo shoot.
     .    Approve, identify and hand label all Eddie Bauer photography.
     . Gather all information necessary to produce marketing support material, including program participation guidelines and copy.

     .    Initiate all job orders.
     . Update price book, source directory, and quarterly frames book to ensure product information is correct and all distributors are listed.
     . Review WIP sheet to ensure marketing jobs are on time and updated on a weekly basis.
     . Send Signature sales reps all updated marketing materials as it becomes available.
     .    Maintain new product spec sheets.

     CUSTOMER SERVICE

     . Ensure all related information is relayed to customer service, so that it is known and available to anyone inquiring.
     . Compile distributor rollout orders from Signature sales reps for customer service to process.
     .    Ensure computer information is current, updated, and accurate.
     .    Work with department manager on product allocation
     .    Input price schedules and levels of new product.
     . Maintain all various International, California direct, chains, and distributor price lists and order forms.
     .    Ensure rollout orders are to warehouse on time per scheduled release date.
     .    Keep Signature reps informed of any account issues or concerns.

     WAREHOUSE

     .    Review P.O.P. inventory to ensure availability on current product.
     .    Ensure rollout shipment numbers are accurate for kit packout.
     .    Review product for quality control when necessary.
     .    Update frame release scheduling.
     .    Have monthly calendar meeting to schedule upcoming warehouse events.
     .    Execute off site and inventory adjustment requests.

     FINANCE

     .    Review monthly sales by style and sku to determine "best seller".
     .    Resolve issues with credits, returns, etc.
     .    Advise when rollout shipping and billing is completed.
     .    gather special information as needed by finance.

                                  EXHIBIT "E"
                                   TERRITORY

Asia

     -Indonesia
     -Japan
     -Malaysia

Australia

     -Australia
     -New Zealand

Europe

     -Austria
     -Belgium
     -Denmark
     -France
     -Germany
     -The Netherlands
     -Norway
     -Sweden
     -United Kingdom

North America

     -Canada
     -United States and its territories and possessions

South America

     -Brazil
     -Columbia

This Exhibit is incorporated by reference in the License Agreement under date of June 24, 1997.

                         Approved:

                         By:  /s/
                             ------------------------------------

                         By:  /s/ Julie Heldman
                             -------------------------------

                                   EXHIBIT F
                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Signature Eyewear, Inc.



We have audited, in accordance with generally accepted auditing standards, the balance sheet of SIGNATURE EYEWEAR, INC. as of October 31, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended, and have issued our report thereon dated January XX, 1998.

In connection with our audit, we have read the sales journals recording sales of the Licensed Products and nothing came to our attention that caused us to believe that the Company failed to comply with the royalty fee provision of the license agreement dated June XX, 1997 with Eddie Bauer, Inc. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the board of directors and management of Signature Eyewear, Inc. and Eddie Bauer, Inc. and should not be used for any other purpose.

Los Angeles, California
January XX, 1998